SECURITIES ISSUED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                             TELECOM WIRELESS CORPORATION

                         NONQUALIFIED STOCK OPTION AGREEMENT



       STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," made on the ______ day of ________________________, 19_____, between TELECOM WIRELESS CORPORATION, a Utah corporation (the "Company"), and _________________________________________________ ("the Optionee"), residing at
__________________________________________________________________________.

       The Company hereby grants an option (the "Option") for the purchase of _________ shares of common stock (the "Option Shares") of the Company, $.001 par value per share ("Common Stock"), to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement. The Option is NOT granted pursuant to the terms of the TELECOM WIRELESS CORPORATION 1999 Stock Option Plan (the "Plan") and shall not reduce the shares of Common Stock available for issuance under the Plan.

       1. DESIGNATION OF OPTION. The option granted hereby is a Nonqualified Option which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

       2. OPTION EXERCISE PRICE. The option exercise price is $_________ for each share.

       3. OPTION PERIOD. The option period during which this Option may be exercised shall expire at 12:00 o'clock p.m., Denver time, on the _________ day of _____________________, 20____.

       4.     EXERCISE OF OPTION.

              4.1 STANDARD VESTING. The number of shares optioned shall be divided as nearly as possible into three (3) equal installments. The first installment shall accrue and the Option shall be exercisable with respect to the shares included therein on the date which is one year after the grant of the Option. Each succeeding installment shall accrue and the Option shall be exercisable with respect to the shares included therein on each yearly anniversary date thereafter. An option may be exercised when installments accrue and at any time thereafter within the option period set forth in
Section 3 above with respect to all or a part of the shares covered by such accrued installments, subject, however, to further provisions of this Section 4.

              4.2 DEFERRED VESTING. Notwithstanding subsection 4.1 herein, in the event Optionee was a member of the Board of Directors of the Company at the time the grant of this Option was approved, this Option shall not be exercisable until the grant of this Option shall have been ratified, confirmed and approved by the shareholders of the Company in the manner required by law.

              4.3 ACCELERATED VESTING. Except as provided to the contrary in subsection 4.2 herein, all Options shall immediately vest and become exercisable in full upon a Change in Control, even if all or any portion of the Options shall not have vested in accordance with subsection 4.1 herein. "Change in Control" shall mean (i) any transaction or series of transactions in which any person or group of persons, other than Dr. James C. Roberts, directly or indirectly (a) becomes the beneficial owner of outstanding securities of the Company having 30% or more of the power to vote upon the election of the Company's directors or (b) acquires 50% or more of the Company's assets, or (ii) the occurrence of any transaction or event in connection with which all or substantially all of the voting securities of the Company are exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets, or
(iii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Company's property, business or assets otherwise than in the ordinary course of business.

              4.4 RIGHT TO EXERCISE. The Option shall be exercisable only during the option period by the Optionee while the Optionee is in "continuous employment with the Company;" provided, however, if the Optionee's employment is terminated by Optionee for cause or by the Company without cause, the Optionee shall have a period of three (3) months from the date his employment terminates in which to exercise the Option to the extent the Option was exercisable at the time of termination, but in no event later than the expiration of the option period. If the Optionee should die during this three (3) month period, the Option may be exercised by the person or persons to whom the rights under the Option passed by will or the laws of descent and distribution to the same extent and during the same period the Optionee could have exercised the Option had he not died. In the event the Optionee should terminate his employment by the Company without cause or the Company should terminate his employment with cause, then all unexercised Options granted to Optionee shall be forfeited and canceled effective upon such termination.

                     4.4.1 If the Optionee should die or become permanently and totally disabled while employed by the Company, the Option or unexercised portion thereof, to the extent exercisable at the time of his death or disability, may be exercised by Optionee, his conservator or legal guardian or by the person or persons to whom his rights under the Option passed by will or the laws of descent and distribution not later than twelve months after the Optionee's death or not later than twelve months after the Optionee's disability, but in no event later than the expiration of the option period.

                     4.4.2 The Option granted shall be void if not exercised during the option period. Except as otherwise provided, the option period shall terminate in the event the Optionee ceases to be an Employee of the Company (including any Subsidiary Corporation) if that date is earlier than the term of the Option.

                     4.4.3 For the purposes of the foregoing, "continuous employment with the Company" shall mean the absence of any interruption or termination of employment by the Company and/or by a corporation in which the Company owns capital stock having a majority of the voting power with respect to the election of directors ("Subsidiary Corporation"). Continuous employment shall not be considered interrupted in the case of leave of absence approved by the Company or the Subsidiary Corporation.

              4.5 METHOD OF EXERCISE. This Option shall be exercisable by a written notice which shall:

                     4.5.1 State the election to exercise the Option, the number of shares in respect of which it is being exercised (which must be in multiples of one hundred (100) shares), the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security number (or if more than one, the names, addresses and Social Security numbers of such persons);

                     4.5.2 Contain such representations and agreement as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                     4.5.3 Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

                     4.5.4 Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash or certified check, previously acquired shares having a fair market value equal to the option price or previously acquired shares having a fair market value less than the option price, plus cash or certified check, and shall be delivered with the notice of exercise. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

              4.6 RESTRICTIONS ON EXERCISE. As a condition to his exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       5. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by him and after his death by the person or persons to whom his rights under the Option passed by will or the laws of descent and distribution.

       6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Whenever a stock split, stock dividend or other relevant change in capitalization occurs, the number of shares that can thereafter be purchased, and the option price per share, under each Option that has been granted and not exercised, and every number of shares used in determining whether a particular option is grantable thereafter, shall be appropriately adjusted.

       7. NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address.
Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, attention of the Secretary. Each Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

       8. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, legal representatives and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives, or successors may have in respect to the Option or Common Stock granted or issued thereunder, whether to himself or to any other person.

       9. RESOLUTION OF DISPUTES. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

       IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

                                          TELECOM WIRELESS CORPORATION



                                          By
                                            ----------------------------------
                                                 James C. Roberts, CEO


                                          ------------------------------------
                                          Optionee

                 Schedule to Nonqualified Stock Option Agreement
             Identifying Other Nonqualified Stock Option Agreements
                    to Which Telecom Wireless Is a Party
                    That Are Substantially Identical And
                 Material Details in Which Such Agreements
                       Differ from Filed Agreement

                                                                           Option
                                              Exercise    Issuance         Period
Optionee                    No. of Shares      Price        Date           Expires
--------                    -------------     --------    ---------       ---------
Paul L. Francis                200,000         $10.55     4/13/1999       4/13/2004
Robert L. Fredrick             500,000         $10.55     4/13/1999       4/13/2004
Esper Gullatt, Jr.             200,000         $10.55     4/13/1999       4/13/2004
Esper Gullatt, Jr.             300,000         $14.42     8/23/1999       8/23/2004
Kosta Kovachev               1,000,000         $10.55     4/13/1999       4/13/2004
Allen Leeds                    200,000         $10.55     4/13/1999       4/13/2004
Lewis Pollack                  200,000         $10.55     4/13/1999       4/13/2004
James C. Roberts             2,000,000         $10.55     4/13/1999       4/13/2004
Lynne K. Roberts               100,000         $10.55     4/13/1999       4/13/2004
Calvin D. Smiley               200,000         $10.55     4/13/1999       4/13/2004
Calvin D. Smiley               300,000         $14.42     8/23/1999       8/23/2004
